EMPLOYMENT AGREEMENT

THIS AGREEMENT made as of the 25th day of January, 2005

BETWEEN:

MAG SILVER CORPORATION., a corporation subsisting under the laws of British Columbia, with an office at Suite 328 – 550 Granville Street, Vancouver, British Columbia, V6C 2B5

(“MAG” or the “Corporation”)

OF THE FIRST PART

- and -

Dan MacInnis,  businessman, of 4325 Interlaken Court, Reno Nevada, USA 89509

(“MacInnis”)

OF THE SECOND PART

WHEREAS MAG wishes to employ MacInnis and MacInnis wishes to be employed by MAG in connection with the continuing operation of the business carried on by MAG (the “Business”) from Vancouver, British Columbia.

AND WHEREAS MAG and MacInnis wish to set out the terms of MacInnis’ employment.

NOW THEREFORE IN CONSIDERATION OF the payment of the sum of $1.00, the covenants and agreements continued in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENT TO EMPLOY

1.

MAG agrees to continue to employ MacInnis in connection with the Business on the terms and conditions set out herein (the “Employment”), and MacInnis agrees to accept employment on such terms.

TERM

2.

The term of this Agreement and the Employment shall be for an indefinite period, provided that:

(a)

MAG may terminate this Agreement and the Employment at any time as set out in paragraphs 9 and 10 hereof;

(b)

MacInnis may terminate this Agreement and the Employment at any time as set out in paragraph 11 hereof;

(c)

This Agreement and the Employment are automatically terminated when MacInnis dies or, at MAG’s option, at any time after he reaches the age of 65;

(d)

MacInnis may terminate this Agreement and the Employment if there is a change in control as set out in paragraph 12 hereof; and

(e)

MAG may, at its option, give notice that this Agreement and the Employment are terminated effective immediately by reason of MacInnis being unable to perform substantially all his duties for a continuous period in excess of 6 months or for periods collectively exceeding 6 months in any 12-month period.  Such termination may be without advance notice or compensation to MacInnis.

DUTIES AND RESPONSIBILITIES

3.

MacInnis shall be the Chief Executive Officer of MAG and shall, in such capacity, be in charge and control of and be responsible for the day-to-day operations of MAG and shall have the authority, and perform the duties, assigned to him from time to time by the Board of Directors of MAG.  MacInnis agrees that he shall relocate to the Greater Vancouver Regional District or within daily commuting distance to downtown and that the office of MAG shall be located in Vancouver until decided to be changed by the Board of MAG.

CONFLICT OF INTEREST/DUTY OF LOYALTY

4.

MacInnis agrees to devote at least 95% of his working time during the Employment to the Business and shall not engage or have an interest in any other enterprise, occupation or profession, directly or indirectly, or become a principal, agent, director, officer or employee of another company, firm or person, as applicable, which will interfere with MacInnis’ duties and responsibilities hereunder without the written approval, not to be unreasonably withheld, of the Board of Directors of MAG.  MacInnis agrees not to be directly or indirectly engaged in any business, whether as a principal, agent, director, officer, employee or otherwise, which competes with MAG or which employment, business or activity would constitute a conflict of interest on MacInnis’ part with MAG’s interests.  The Board of Directors is aware of and agrees that MacInnis may act as a consultant for Sydney Resources Corporation or Platinum Group Metals Ltd., mining and exploration companies provided that MacInnis does not spend more than 5% of his working time on behalf of the companies in the foregoing senternce.

CONFIDENTIALITY

5.

MacInnis agrees to keep the affairs of the Business, financial and otherwise, strictly confidential and shall not disclose the same to any person, company or firm, directly or indirectly, during or after his employment by MAG except as reasonably necessary to carry out his Employment duties or as otherwise authorized in writing by the Board of Directors of MAG.  MacInnis agrees not to use such information, directly or indirectly, for his own interests, or any interests other than those of the Business, whether or not those interests conflict with the interests of the Business, during or after his employment by MAG, provided however that he shall not be restricted by the foregoing unreasonably such that he is not able to continue to work in the mining industry.

REMUNERATION

6.

(a)

MacInnis shall be remunerated as follows during the term of this Agreement:

(i)

minimum base salary of CDN $10,900 per month, payable monthly and to be reviewed annually by the Board of Directors of MAG;

(ii)

all benefits that may be made available to officers of MAG from time to time on terms determined by the Board of Directors of MAG; and

(iii)

 (3) three weeks’ vacation annually.

(b)

All payments required to be made under this agreement are subject to statutory deductions, as applicable, including for income tax, Canada Pension Plan and Employment Insurance coverage.

7.

MacInnis shall also be given the following additional incentives:

(a)

incentive stock options to acquire Common Shares of MAG in such amounts as approved by the Board of Directors of MAG from time to time. The recommended amount upon execution of this agreement is 250,000 shares subject to the terms of the option plan of the Company and with a 4 month vesting provision whereby no options would be exercisable during the first 4 months from their grant.

REIMBURSEMENT OF EXPENSES

8.

All MacInnis’ reasonable expenses related to the Business will be reimbursed upon the submittal by MacInnis of an expense report with appropriate supporting documentation to MAG’s Chief Financial Officer. Approval of reasonable expenses shall occur within a reasonable length of time not to exceed 15 days of receipt of a complete report with receipts. Actual tax preparation and filing costs for MacInnis of up to C$ 750.00 shall be paid by the Company as part of the relocation allowance. The Company shall provide for up to $C 10,000 in actual reasonable relocation expenses including transportation, and accommodations during the initial start-up period of Employment provided that the provision of expenses will cease immediately if this agreement is terminated.

TERMINATION

9.

This Agreement and the Employment may be terminated by MAG summarily and without notice, or payment in lieu of notice, severance payments, benefits, damages or any sums whatsoever, in the event that there is just cause for termination of MacInnis’ employment at common law.  Notwithstanding the generality of the foregoing, just cause shall be deemed to exist in the event MacInnis:

(a)

is convicted of an indictable offence;

(b)

has committed an act of fraud or material dishonesty in connection with his Employment or the Business;

(c)

is the subject of any sanction by a securities regulatory agency; or

(d)

materially breaches his duties under this Agreement.

Subject to paragraph 2:

(e)

This Agreement and the Employment may be terminated on notice by MAG to MacInnis without cause upon payment to MacInnis at termination of 3 months’ base salary and provision of the benefits described under subparagraph 6(a)(iii) (except for insured or other benefits which cannot be extended to a person not actively employed by MAG) for the earlier of 3 months or until MacInnis obtains comparable benefits from another source.

(f)

The parties agree that any payment to MacInnis pursuant to paragraph 10(a) is not intended and will not be of the nature of a penalty and shall be considered by the parties as liquidated damages.

(g)

The parties further agree that, notwithstanding anything to the contrary contained in this Agreement, MacInnis shall not be required or called upon to mitigate in any manner whatsoever such liquidated damages.

(h)

This Agreement and the Employment may be terminated on notice by MacInnis to MAG by giving 60 days written notice.

CHANGE OF CONTROL

10.

(a)

If at any time during the term of this Agreement there is a change in control of MAG, as defined below, then MacInnis shall have 60 days from the date of such change of control to elect in writing whether or not he wishes to terminate this Agreement and the Employment, after which time he shall be deemed to have elected not to do so.  If MacInnis elects to terminate this Agreement and the Employment under this paragraph, then he shall give written notice of his election to the Corporation and this Agreement and the Employment shall terminate 60 days from the day of such notice.  MacInnis shall then be entitled to receive from MAG the compensation set out in paragraph 10(a) above.

(b)

For the purposes of this Agreement:

(i)

a “change of control of MAG” shall mean the occurrence of any of the following events:

(1)

less than 50% of the Board of Directors of MAG being composed of Continuing Directors; or

(2)

a person (within the meaning of the provisions of the Securities Act (British Columbia) (the “Securities Act”) (other than persons who are shareholders, directly or indirectly, or directors of MAG as of the date of this Agreement)), alone or with its affiliates, associates or persons (other than persons who are shareholders, directly or indirectly, or directors of MAG as of the date of this Agreement) with whom such person is acting jointly or in concert (all within the meaning of the Securities Act), becoming, following the date of this Agreement, the beneficial owner(s) (also within the meaning of the Securities Act) of securities representing, or convertible into securities representing, more than 30% of the total voting rights attaching to all then outstanding MAG securities having under all circumstances the right to vote on any resolution concerning the election of directors; and

(ii)

“Continuing Director” shall mean either:

(1)

an individual who is a member of the Board of Directors of MAG on the date of this Agreement; or

(2)

an individual who becomes a member of the Board of Directors of MAG subsequent to the date of this Agreement with the agreement of at least a majority of the Continuing Directors who are members of the Board of Directors of MAG at the date that the individual became a member of the Board of Directors of MAG.

SEVERABILITY

11.

The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision, and any invalid provision will be severable from this Agreement.

GOVERNING LAW

12.

This Agreement is governed by and is to be considered, interpreted and enforced in accordance with the laws of British Columbia.

HEIRS/SUCCESSORS BOUND

13.

This Agreement inures to the benefit of and is binding upon the parties and their respective heirs, administrators, executors, successors and assigns as appropriate.

ASSIGNMENT

14.

This Agreement is not assignable by either party without the consent in writing of the other party, which consent may be unreasonably withheld.

ENTIRE AGREEMENT

15.

As of its date execution, this Agreement supersedes all prior agreements, whether written or oral, express or implied, between the parties, and constitutes the entire agreement between the parties.  The parties agree that there are no other collateral agreements or understandings between them except as set out in this Agreement.

AMENDMENT

16.

This Agreement may be amended only in writing signed by the parties and witnessed.

HEADINGS

17.

All headings in this Agreement are for convenience only and shall not be used for the interpretation of this Agreement.

RECOURSE ON BREACH

18.

MacInnis acknowledge that damages would be an insufficient remedy for a breach of this Agreement and agrees that MAG may apply for and obtain any relief available to it in a court of law or equity, including injunctive relief, to restrain breach or threat of breach of this Agreement or to enforce the covenants contained therein and, in particular, the covenant contained in paragraph 24 in addition to rights MAG may have to damages arising from said breach or threat of breach.

CONFIDENTIALITY OF AGREEMENT

19.

The parties agree that this Agreement is confidential and shall remain so.  The parties agree that this Agreement or the contents hereof shall not be divulged by any party without the consent in writing of the other party, with the exception of disclosure to personal advisors, disclosure that may be required by the laws of any jurisdiction in which the Business is conducted or may be conducted in future and disclosure pursuant to applicable securities laws and the rules and policies of any stock exchange on which MAG securities are traded.  Each party agrees to request of its personal advisors that they enter into similar agreements of confidentiality if requested to do so by the other party to this Agreement.

INDEPENDENT LEGAL ADVICE

20.

MacInnis agrees that he has had independent legal advice or the opportunity to receive same in connection with the execution of this Agreement and has read this Agreement in its entirety, understands its contents and is signing this Agreement freely and voluntarily, without duress or undue influence from any party.

NOTICE

21.

Any notice required or permitted to be made or given under this Agreement to either party shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail to the intended recipient of such notice at:

(a)

in the case of MAG, to:

Suite 328 - 550 Granville Street
Vancouver, British Columbia
V6C 2B5

(b)

in the case of MacInnis, to:

4325 Interlaken Court

Reno, Nevada, USA 89509

or at such other address as the party to whom such writing is to be given shall provide in writing to the party giving the said notice.  Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is so delivered or, if such day is not a business day, then on the next business day following any such day.  Any notice mailed shall be deemed to have been given and received on the fifth business day following the date of mailing.

CONFIDENTIALITY

22.

The parties hereby agree that all trade secrets, trade names, client information, client files and processing and marketing techniques, mineral properties, mineral exploration data or information or mining or exploration proposals, relating to the Business or disclosed to MacInnis in the course of his Employment (collectively, the “Confidential Information”) shall become, on execution of this Agreement, and shall be thereafter, as the case may be, the sole property of MAG whether arising before or after the execution of this Agreement.  MacInnis agrees not to:

(a)

divulge any of the Confidential Information to any person, partnership or corporation;

(b)

to use, directly or indirectly, alone or with others and Confidential Information other than for the Business; or

(c)

to assist in the disclosure or divulging of any such Confidential Information, directly or indirectly, except as authorized in writing by the Board of Directors of MAG.

The restrictions in this clause 22. shall not restrict MacInnis unreasonably such that he is not able to continue work in the mineral industry.

SURVIVAL

23.

Paragraphs 5, 20, 21 and 23 shall survive the termination of this Agreement and shall continue in full force and effect according to their terms.

IN WITNESS WHEREOF the parties hereto have executed these presents under their respective seals and hands of their proper offices authorized in that behalf, as applicable.

The Corporate Seal of MAG SILVER CORPORATION was hereunto affixed in the presence of: ”Frank Hallam” Authorized Signatory ”R. Michael Jones” Authorized Signatory	) ) ) ) ) ) ) ) ) )	c/s
SIGNED, SEALED AND DELIVERED in the presence of: “Carrie Cojocari” Witness	) ) ) ) )	“Dan MacInnis” DAN MACINNIS